Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Sue Atkinson, 615-320-7532
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PINNACLE FINANCIAL SIGNIFICANTLY EXPANDS PROFITABILITY

Fully diluted earnings per share of $0.72, including $0.51 per share related to reversal of deferred tax valuation allowance

NASHVILLE, Tenn., Oct. 18, 2011 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) today reported that its net income per fully diluted common share available to common stockholders was $0.72 for the quarter ended Sept. 30, 2011, compared to net income per fully diluted common share available to common stockholders of $0.02 for the quarter ended Sept. 30, 2010, and net income per fully diluted common share available to common stockholders of $0.14 for the quarter ended June 30, 2011.

Fully diluted earnings per share available to common stockholders were $0.21 excluding $0.51 per share related to the full reversal of a valuation allowance for net deferred tax assets which had been established in the second quarter of 2010.

Net income per fully diluted common share available to common stockholders was $0.92 for the nine months ended Sept. 30, 2011, compared to net loss per fully diluted common share available to common stockholders of $1.00 for the first nine months of 2010.

“Several positive events occurred during the third quarter of 2011,” said M. Terry Turner, Pinnacle’s president and chief executive officer. “We experienced meaningful growth in loans, demand deposits and revenues, continued reductions in problem loans and the reversal of a previously established deferred tax valuation allowance. These items clearly signal that our firm is well positioned to capitalize on future growth opportunities in two very strong banking markets.”

Expanding the Core Earnings Capacity of the Firm

•

Loans at Sept. 30, 2011, were $3.24 billion, an increase of $34.0 million from $3.21 billion at June 30, 2011, or an annualized growth rate of 4.2 percent. Commercial and industrial loans combined with owner-occupied commercial real estate loans were $1.65 billion at Sept. 30, 2011, an increase of $50.0 million from $1.60 billion at June 30, 2011, an annualized growth rate of 12.4 percent and the fourth consecutive quarter of net growth.

•

Average balances of noninterest bearing deposit accounts were $672 million in the third quarter of 2011, the sixth consecutive quarterly increase. Average balances increased 6.8 percent over second quarter 2011 and 25.8 percent over the same quarter last year.

•

Revenue for the quarter ended Sept. 30, 2011, amounted to $48.44 million, compared to $47.60 million for the second quarter of 2011 and $44.65 million for the same quarter of last year, an annualized increase of 7.2 percent. The net interest margin increased to 3.60 percent for the quarter ended Sept. 30, 2011, from 3.23 percent for the quarter ended Sept. 30, 2010. Net interest margin for the quarter ended June 30, 2011, was 3.55 percent.

•

Income before income taxes and TARP expenses increased from $6.66 million for the quarter ended June 30, 2011, to $9.13 million for the quarter ended Sept. 30, 2011, a 37.1 percent linked-quarter increase.

•

Four years after expanding to the Knoxville market, Pinnacle’s operation in Knoxville reached over $531.2 million in loans at the end of the third quarter 2011. Pinnacle also moved up to the sixth-largest among 44 financial institutions in the Knoxville metropolitan statistical area (MSA), according to deposit market share data recently released by the Federal Deposit Insurance Corporation (FDIC).

Aggressively Dealing with Credit Issues

•

Nonperforming assets declined by $12.0 million, a linked-quarter reduction of 10.7 percent and the fifth consecutive quarterly reduction. Pinnacle resolved $29.5 million in nonperforming assets during the third quarter of 2011, compared to resolutions of $38.7 million during the second quarter of 2011.

o	Nonperforming loans declined by $5.1 million during the third quarter of 2011, a linked-quarter reduction of 8.5 percent and the sixth consecutive quarterly reduction. Nonperforming loans are down 47.0 percent from a year ago. Additionally, nonperforming loan inflows decreased from $18.4 million during the second quarter of 2011 to $17.5 million in the third quarter of 2011.

o	Other real estate also declined by $6.9 million during the third quarter of 2011, while the firm foreclosed on $8.1 million in property during the third quarter of 2011.

•

Potential problem loans, which are classified loans that continue to accrue interest, also decreased from $148.5 million at June 30, 2011, to $131.0 million at Sept. 30, 2011, a linked-quarter decrease of 11.7 percent and the fifth consecutive quarter of net reductions. Potential problem loans are down by 58.8 percent from their peak in June 2010.

•

Pinnacle’s classified asset ratio declined from 46.62 percent at June 30, 2011, to 40.83 percent at Sept. 30, 2011. The classified asset ratio was 74.55 percent at Sept. 30, 2010. The classified asset ratio is composed primarily of nonperforming assets and potential problem loans expressed as a percentage of the firm’s Tier 1 risk-based capital and allowance for loan losses.

•

Construction and land development loans were $278.7 million, down 1.2 percent from $282.1 million at June 30, 2011, and 22.5 percent from $359.7 million at Sept. 30, 2010. Residential land development loans declined from $125.2 million at Sept. 30, 2010, to $77.1 million at Sept. 30, 2011. Residential land development loans were $84.8 million at June 30, 2011, a decrease of 9.1 percent.

“We are particularly pleased with our growth in C&I lending during the third quarter of 2011,” Turner said. “Our relationship managers are actively pursuing established businesses in our market, as evidenced by the growth in demand deposits and C&I loans. Additionally, we have been successful in recently hiring additional experienced commercial lenders for our franchise, which should further bolster our ability to grow organically and move market share, a longstanding core strategy of our firm. We also experienced net decreases in nonperforming assets of $12.0 million during the third quarter of 2011, marking our fifth consecutive quarter of decreases since our peak in nonperformers in second quarter of 2010.”

OTHER THIRD QUARTER 2011 HIGHLIGHTS:

•	Core Deposits

o	Core deposits amounted to $3.39 billion at Sept. 30, 2011, an increase of 5.1 percent from the $3.22 billion at Sept. 30, 2010. Core deposits at June 30, 2011, were $3.44 billion.

o	Over the last year the firm has successfully repositioned its deposit base so that average balances for noninterest-bearing demand, interest checking and money market accounts for the third quarter of 2011 increased by 15.6 percent over the average balances for the third quarter of 2010, while average balances for higher-cost time deposits decreased from $1.39 billion to $841.48 million, or 39.3 percent, during the same time period.

•	Operating results

o	Net income available to common stockholders for the third quarter of 2011 was $24.54 million, compared to the prior year’s third quarter net income available to common stockholders of $549,000. Included in third quarter 2011 net income available to common stockholders was an income tax benefit of $16.97 million which was composed primarily of the reversal of the valuation allowance of net deferred tax assets of approximately $22.48 million, reduced by estimated 2011 income tax expense. Second quarter 2011 net income available to common stockholders totaled $4.84 million.

o	Net interest income for the third quarter of 2011 was $38.4 million, compared to $37.8 million for the second quarter of 2011 and $36.1 million for the same quarter last year.

o	Noninterest income for the quarter ended Sept. 30, 2011, was $10.1 million, compared to $9.8 million in the second quarter of 2011 and $8.6 million for the same quarter last year. Excluding the impact of net securities gains and losses, noninterest income was up 5.5 percent on a linked-quarter basis and 12.9 percent over the same quarter last year.

o	Wealth management revenues, which include investment services, trust services and insurance, were $3.45 million during the third quarter of 2011, an increase of 18.5 percent over the same period last year due primarily to additional emphasis on internal referral programs and the addition of several new associates over the past two years.

o	Gains on the sale of loans, net, (i.e., mortgage loan production) increased to $1.30 million during the third quarter of 2011 compared to $789,000 during the second quarter of 2011 due primarily to a significant increase in refinance activity consistent with nationwide trends.

“In addition to our third quarter 2011 net interest margin increasing to 3.60 percent, our net interest income increased by $2.3 million over last year’s third quarter net interest income despite a slightly smaller balance sheet,” said Harold R. Carpenter, Pinnacle’s chief financial officer. “Our fourth consecutive quarter of net interest margin expansion is largely attributable to the outstanding work our relationship managers have done communicating our deposit pricing strategies and relative value to their clients in order to lower our cost of funds.

“We believe we will continue to expand our margins in the fourth quarter of 2011 based primarily on continued reductions in our funding costs and increased loan production. Margin expansion into 2012 will be challenging due to increased pricing competition for quality loan opportunities, an anticipated flattening of the yield curve and substantial increases in mortgage refinancing, which is resulting in increased ‘mortgage-backed’ security prepayments and corresponding reduction in investment portfolio yield. We are experiencing strong consumer deposit growth as a result of recently announced charges for debit cards and other fee increases by several of our large-bank competitors. Also, as the official bank of the Tennessee Titans, we are partnering with the NFL team on a campaign aimed at attracting customers who are considering a no-fee debit card.”

•	Capital

o	At Sept. 30, 2011, Pinnacle’s ratio of tangible common stockholders’ equity to tangible assets was 8.2 percent, compared to 7.2 percent at Sept. 30, 2010, and 7.7 percent at June 30, 2011. At Sept. 30, 2011, Pinnacle’s total risk-based capital ratio was 15.9 percent, compared to 15.1 percent at Sept. 30, 2010, and 15.5 percent at June 30, 2011.

“We continue to believe we have a solid business case to redeem our TARP preferred shares over the next year or two with minimal common share dilution to our shareholders,” Turner said. “We believe regulators have worked with financial institutions experiencing sustained improvement in earnings capacity and credit quality to allow TARP redemption on a non-dilutive basis.”

•	Credit quality

o	Net charge-offs were $5.73 million for the quarter ended Sept. 30, 2011, down from $7.35 million for the quarter ended Sept. 30, 2010, and $8.61 million for the second quarter of 2011.

o	Provision for loan losses expense decreased from $4.8 million for the third quarter of 2010 to $3.6 million for the third quarter of 2011. For the nine months ended Sept. 30, 2011, provision expense was $16.4 million compared to $48.5 million for the same period last year.

o	The allowance for loan losses represented 2.31 percent of total loans at Sept. 30, 2011, compared to 2.40 percent at June 30, 2011, and 2.60 percent at Sept. 30, 2010.

o	Nonperforming assets were 3.05 percent of total loans plus other real estate at Sept. 30, 2011, compared to 3.44 percent at June 30, 2011, and 4.60 percent at Sept. 30, 2010. The ratio of the allowance for loan losses to nonperforming loans increased to 137.0 percent at Sept. 30, 2011, from 128.9 percent at June 30, 2011 and 82.0 percent at Sept. 30, 2010.

o	Past due loans over 30 days, excluding nonperforming loans, were 0.28 percent of total loans at Sept. 30, 2011, compared to 0.40 percent at June 30, 2011, and 0.67 percent at Sept. 30, 2010.

“Our third quarter 2011 provision expense was impacted by a 0.09 percent reduction in the ‘allowance for loan losses to total loans’ ratio, which was due to continued improvement in the credit quality of our loan portfolio,” Carpenter said. “Based on our current loan pipeline, we anticipate provision expense will increase due to anticipated loan growth in the fourth quarter 2011 as compared to the third quarter of 2011.”

The following is a summary of the activity in various nonperforming asset and restructured accruing loan categories for the quarter ended Sept. 30, 2011:

(in thousands)	Balances June 30, 2011	Payments, Sales and Reductions	Foreclosures	Inflows	Balances Sept 30, 2011
Restructured accruing loans:
Residential construction and development	$—	$—	$—	$—	$—
Commercial construction and development	—	—	—	—	—
Other	12,990	(23)	—	5,220	18,187

Totals	12,990	(23)	—	5,220	18,187

Nonperforming loans:
Residential construction and development	11,376	(3,748)	(919)	2,942	9,651
Commercial construction and development	20,276	(3,436)	(5,099)	2,149	13,890
Other	28,075	(7,388)	(2,032)	12,444	31,099

Totals	59,727	(14,572)	(8,050)	17,535	54,640

Other real estate:
Residential construction and development	15,764	(3,082)	919	—	13,601
Commercial construction and development	27,337	(7,493)	5,099	—	24,943
Other	9,294	(4,370)	2,032	—	6,956

Totals	52,395	(14,945)	8,050	—	45,500

Total nonperforming assets and restructured accruing loans	$125,112	$(29,540)	$—	$22,755	$118,327

•	Noninterest expenses and taxes

o	Noninterest expense for the quarter ended Sept. 30, 2011, was $35.68 million, compared to $37.77 million in the third quarter of 2010 and $34.36 million in the second quarter of 2011.

o	Included in noninterest expense for the third quarter of 2011 was $5.08 million in other real estate expenses, compared to $8.52 million in the third quarter of 2010 and $3.83 million in the second quarter of 2011.

o	Pursuant to generally accepted accounting principles and as a result of the reversal of the net deferred tax asset valuation allowance, Pinnacle anticipates that its fourth quarter 2011 effective income tax expense rate will be nominal. The firm anticipates that its effective tax rate will range between 29 percent and 32 percent during 2012.

Carpenter said that compensation costs for the third quarter of 2011 increased by 2.65 percent over the second quarter of 2011, driven primarily by increased incentive accruals.

Incentive payouts for all associates other than the “named executive officers” during 2011 are based on achievement of predetermined targets for the classified asset ratio and pre-tax earnings.

Included in the other real estate expense for the quarter was $3.67 million of additional write downs of existing balances based on updated appraisals. The firm also recorded $635,000 in losses related to the disposition of $14.95 million of other real estate properties. Carpenter noted that the firm currently anticipates foreclosures of approximately $10 million in the fourth quarter of 2011 but that the timing of resolution of several larger ORE properties will affect ORE balances at year end.

Excluding the impact of ORE expenses in each quarterly period, the third quarter of 2011 noninterest expense was approximately $30.60 million, compared to $30.53 million in the second quarter of 2011 and $29.25 million in the third quarter of 2010. Excluding the impact of other real estate expenses, the firm currently anticipates that fourth quarter 2011 noninterest expense will approximate third quarter noninterest expenses.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Wednesday, Oct. 19, 2011, to discuss third quarter 2011 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle’s website at www.pnfp.com.

For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle’s website at www.pnfp.com for 90 days following the presentation.

Pinnacle Financial Partners provides a full range of banking, investment, mortgage and insurance products and services designed for small- to mid-sized businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Comprehensive wealth management services, such as financial planning and trust, help clients increase, protect and distribute their assets.

The firm began operations in a single downtown Nashville location in Oct. 2000 and has since grown to over $4.87 billion in assets at Sept. 30, 2011. At Sept. 30, 2011, Pinnacle is the second-largest bank holding company headquartered in Tennessee, with 30 offices in eight Middle Tennessee counties and three offices in Knoxville. The firm was also added to Standard & Poor’s SmallCap 600 index in 2009.

Additional information concerning Pinnacle can be accessed at www.pnfp.com.

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Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “goal,” “objective,” “intend,” “plan,” “believe,” “should,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to grow its loan portfolio in the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA and the Knoxville MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates; (ix) the results of regulatory examinations; (x) the development of any new market other than Nashville or Knoxville; (xi) a merger or acquisition; (xii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiii) the impact of governmental restrictions on and discretionary regulatory authority over entities participating in the Capital Purchase Program, of the U.S. Department of the Treasury (the “Treasury”); (xiv) further deterioration in the valuation of other real estate owned; (xv) inability to comply with regulatory capital requirements or to secure any required regulatory approvals for capital actions; and, (xvi) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained in Pinnacle Financial’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2011 and most recent quarterly reports on Form 10-Q filed with the Securities and Exchange commission on May 5, 2011 and July 29, 2011. Many of such factors are beyond Pinnacle Financial’s ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2011	December 31, 2010
ASSETS
Cash and noninterest-bearing due from banks	$58,786,507	$40,154,247
Interest-bearing due from banks	111,701,085	140,647,481
Federal funds sold and other	10,047,791	7,284,685
Short-term discount notes	—	499,768

Cash and cash equivalents	180,535,383	188,586,181

Securities available-for-sale, at fair value	940,162,454	1,014,316,831
Securities held-to-maturity (fair value of $2,641,006 and $4,411,856 at September 30, 2011 and December 31, 2010, respectively)	2,589,506	4,320,486
Mortgage loans held-for-sale	23,814,429	16,206,034

Loans	3,241,148,810	3,212,440,190
Less allowance for loan losses	(74,870,538)	(82,575,235)

Loans, net	3,166,278,272	3,129,864,955

Premises and equipment, net	78,534,670	82,374,228
Other investments	42,781,814	42,282,255
Accrued interest receivable	15,827,730	16,364,573
Goodwill	244,081,519	244,090,311
Core deposit and other intangible assets	8,557,782	10,705,105
Other real estate owned	45,499,852	59,608,224
Other assets	120,241,811	100,284,697

Total assets	$4,868,905,222	$4,909,003,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$722,694,096	$586,516,637
Interest-bearing	577,683,159	573,670,188
Savings and money market accounts	1,554,858,658	1,596,306,386
Time	857,413,879	1,076,564,179

Total deposits	3,712,649,792	3,833,057,390
Securities sold under agreements to repurchase	128,953,750	146,294,379
Federal Home Loan Bank advances	161,105,866	121,393,026
Subordinated debt	97,476,000	97,476,000
Accrued interest payable	2,681,791	5,197,925
Other liabilities	41,664,132	28,127,875

Total liabilities	4,144,531,331	4,231,546,595

Stockholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; 95,000 shares issued and outstanding at September 30, 2011 and December 31, 2010	91,772,130	90,788,682
Common stock, par value $1.00; 90,000,000 shares authorized; 34,306,927 issued and outstanding at September 30, 2011 and 33,870,380 issued and outstanding at December 31, 2010	34,306,927	33,870,380
Common stock warrants	3,348,402	3,348,402
Additional paid-in capital	534,971,880	530,829,019
Retained earnings	44,427,826	12,996,202
Accumulated other comprehensive income, net of taxes	15,546,726	5,624,600

Stockholders’ equity	724,373,891	677,457,285

Total liabilities and stockholders’ equity	$4,868,905,222	$4,909,003,880

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest income:
Loans, including fees	$38,571,893	$41,105,351	$115,830,529	$122,504,151
Securities:
Taxable	5,952,599	7,004,256	18,792,778	24,150,109
Tax-exempt	1,819,642	1,942,650	5,593,341	5,978,849
Federal funds sold and other	543,496	598,181	1,684,376	1,635,934

Total interest income	46,887,630	50,650,438	141,901,024	154,269,043

Interest expense:
Deposits	7,138,053	12,306,145	24,869,045	38,695,099
Securities sold under agreements to repurchase	204,107	435,054	931,120	1,352,015
Federal Home Loan Bank advances and other borrowings	1,189,742	1,849,300	3,929,119	5,904,792

Total interest expense	8,531,902	14,590,499	29,729,284	45,951,906

Net interest income	38,355,728	36,059,939	112,171,740	108,317,137
Provision for loan losses	3,632,440	4,789,322	16,358,767	48,523,927

Net interest income after provision for loan losses	34,723,288	31,270,617	95,812,973	59,793,210

Noninterest income:
Service charges on deposit accounts	2,361,803	2,444,077	6,953,466	7,238,588
Investment services	1,698,886	1,234,421	4,844,398	3,786,067
Insurance sales commissions	1,001,716	954,015	3,055,194	2,957,393
Gain on loans sold, net	1,295,278	1,310,169	2,693,913	2,733,977
Net gain on sale of investment securities	376,509	—	827,708	2,623,674
Trust fees	753,551	726,094	2,253,474	2,377,182
Other noninterest income	2,592,170	1,925,459	7,585,231	5,932,154

Total noninterest income	10,079,913	8,594,235	28,213,384	27,649,035

Noninterest expense:
Salaries and employee benefits	19,015,217	16,069,360	55,462,370	48,921,007
Equipment and occupancy	4,942,917	5,230,730	15,009,641	16,089,323
Other real estate owned	5,079,127	8,522,346	13,238,853	21,335,705
Marketing and other business development	751,094	748,206	2,271,267	2,295,820
Postage and supplies	509,279	636,492	1,544,253	2,070,536
Amortization of intangibles	715,514	744,492	2,147,323	2,236,494
Other noninterest expense	4,662,073	5,822,252	15,059,685	17,482,907

Total noninterest expense	35,675,221	37,773,878	104,733,392	110,431,792

Income (loss) before income taxes	9,127,980	2,090,974	19,292,965	(22,989,547)
Income tax expense (benefit)	(16,973,019)	—	(16,684,605)	5,106,734

Net Income (loss)	26,100,999	2,090,974	35,977,570	(28,096,281)
Preferred dividends	1,213,889	1,213,889	3,602,083	3,602,083
Accretion on preferred stock discount	349,817	328,037	983,448	992,496

Net income (loss) available to common stockholders	$24,537,293	$549,048	$31,392,039	$(32,690,860)

Per share information:
Basic net income (loss) per common share available to common stockholders	$0.74	$0.02	$0.94	$(1.00)

Diluted net income (loss) per common share available to common stockholders	$0.72	$0.02	$0.92	$(1.00)

Weighted average shares outstanding:
Basic	33,372,980	32,857,428	33,398,029	32,697,985
Diluted	33,993,914	33,576,963	34,037,739	32,697,985

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended September 30, 2011			Three months ended September 30, 2010
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,207,213	$38,572	4.78%	$3,295,531	$41,105	4.96%
Securities:
Taxable	747,784	5,953	3.16%	750,427	7,004	3.70%
Tax-exempt (2)	191,994	1,820	5.02%	204,442	1,943	4.97%
Federal funds sold and other	161,719	543	1.44%	269,556	598	0.95%

Total interest-earning assets	4,308,710	$46,888	4.38%	4,519,956	$50,650	4.51%

Nonearning assets
Intangible assets	253,102			256,011
Other nonearning assets	224,673			225,406

Total assets	$4,786,485			$5,001,373

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$564,077	$821	0.58%	$540,387	$890	0.65%
Savings and money market	1,622,200	3,299	0.81%	1,397,396	4,787	1.36%
Time	841,480	3,018	1.42%	1,387,170	6,629	1.90%

Total interest-bearing deposits	3,027,757	7,138	0.94%	3,324,953	12,306	1.47%
Securities sold under agreements to repurchase	145,050	204	0.56%	210,037	435	0.82%
Federal Home Loan Bank advances and other borrowings	111,699	532	1.89%	126,130	921	2.90%
Subordinated debt	97,476	658	2.68%	97,476	928	3.78%

Total interest-bearing liabilities	3,381,982	8,532	1.00%	3,758,596	14,590	1.54%
Noninterest-bearing deposits	671,796	—	—	534,171	—	—

Total deposits and interest-bearing liabilities	4,053,778	$8,532	0.84%	4,292,767	$14,590	1.35%

Other liabilities	23,734			21,708
Stockholders’ equity	708,973			686,898

Total liabilities and stockholders’ equity	$4,786,485			$5,001,373

Net interest income		$38,356			$36,060

Net interest spread (3)			3.38%			2.97%
Net interest margin (4)			3.60%			3.23%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2011 would have been 3.54% compared to a net interest spread of 3.16% for the quarter ended September 30, 2010.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2011			September 30, 2010
	Average Balances	Interest	Rates/Yields	Average Balances	Interest	Rates/Yields
Interest-earning assets:
Loans (1)	$3,203,346	$115,831	4.84%	$3,410,648	$122,504	4.81%
Securities:
Taxable	779,585	18,793	3.22%	778,117	24,150	4.15%
Tax-exempt (2)	194,447	5,593	5.13%	205,006	5,979	5.14%
Federal funds sold and other	170,192	1,684	1.43%	173,732	1,636	1.36%

Total interest-earning assets	4,347,570	$141,901	4.43%	4,567,503	$154,269	4.58%

Nonearning assets
Intangible assets	253,806			256,754
Other nonearning assets	225,640			215,492

Total assets	$4,827,016			$5,039,749

Interest-bearing liabilities:
Interest-bearing deposits:
Interest checking	$582,832	$2,765	0.63%	$516,024	$2,593	0.67%
Savings and money market	1,599,737	11,149	0.93%	1,312,209	13,623	1.39%
Time	916,510	10,955	1.60%	1,503,524	22,479	2.00%

Total interest-bearing deposits	3,099,079	24,869	1.07%	3,331,757	38,695	1.55%
Securities sold under agreements to repurchase	168,594	931	0.74%	231,580	1,352	0.78%
Federal Home Loan Bank advances and other borrowings	113,151	1,952	2.31%	150,772	3,249	2.88%
Subordinated debt	97,476	1,977	2.71%	97,476	2,656	3.64%

Total interest-bearing liabilities	3,478,300	29,729	1.71%	3,811,585	45,952	1.61%
Noninterest-bearing deposits	632,075	—	—	511,519	—	—

Total deposits and interest-bearing liabilities	4,110,375	$29,729	0.97%	4,323,104	$45,952	1.42%

Other liabilities	22,332			17,297
Stockholders’ equity	694,309			699,348

Total liabilities and stockholders’ equity	$4,827,016			$5,039,749

Net interest income		$112,172			$108,317

Net interest spread (3)			2.72%			2.97%
Net interest margin (4)			3.52%			3.24%

(1)	Average balances of nonperforming loans are included in the above amounts.
(2)	Yields computed on tax-exempt instruments on a tax equivalent basis.
(3)	Yields realized on interest-earning assets less the rates paid on interest-bearing liabilities.The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2011 would have been 3.46% compared to a net interest spread of 3.16% for the nine months ended September 30, 2010.
(4)	Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2011	2011	2011	2010	2010	2010
Balance sheet data, at quarter end:
Commercial real estate—mortgage loans	$1,087,333	1,091,283	1,102,533	1,094,615	1,103,261	1,125,823
Consumer real estate —mortgage loans	711,994	708,280	698,693	705,487	720,140	709,121
Construction and land development loans	278,660	282,064	300,697	331,261	359,729	411,455
Commercial and industrial loans	1,095,037	1,058,263	1,047,754	1,012,091	995,743	1,009,991
Consumer and other	68,125	67,214	67,753	68,986	73,052	77,510
Total loans	3,241,149	3,207,104	3,217,430	3,212,440	3,251,923	3,333,900
Allowance for loan losses	(74,871)	(76,971)	(78,988)	(82,575)	(84,550)	(87,107)
Securities	942,752	925,508	984,200	1,018,637	968,532	907,296
Total assets	4,868,905	4,831,333	4,820,991	4,909,004	4,961,603	4,958,478
Noninterest-bearing deposits	722,694	662,018	608,428	586,517	581,181	529,867
Total deposits	3,712,650	3,761,520	3,731,883	3,833,057	3,825,634	3,853,400
Securities sold under agreements to repurchase	128,954	124,514	165,132	146,294	191,392	159,490
FHLB advances and other borrowings	161,106	111,191	111,351	121,393	121,435	131,477
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	724,374	699,228	681,226	677,457	686,529	681,915

Balance sheet data, quarterly averages:
Total loans	$3,207,213	3,211,591	3,191,076	3,217,738	3,295,531	3,418,928
Securities	939,778	972,750	1,010,344	993,236	954,869	962,401
Total earning assets	4,308,710	4,347,552	4,387,331	4,441,672	4,519,956	4,527,471
Total assets	4,786,485	4,826,731	4,868,745	4,937,181	5,001,373	4,996,448
Noninterest-bearing deposits	671,796	628,929	594,651	575,606	534,171	504,354
Total deposits	3,699,553	3,722,613	3,772,092	3,814,572	3,859,124	3,816,973
Securities sold under agreements to repurchase	145,050	175,705	185,471	194,283	210,037	210,798
FHLB advances and other borrowings	111,699	114,072	113,705	121,414	126,130	147,491
Subordinated debt	97,476	97,476	97,476	97,476	97,476	97,476
Total stockholders’ equity	708,973	691,020	682,638	689,976	686,898	704,186

Statement of operations data, for the three months ended:
Interest income	$46,888	47,789	47,224	49,079	50,650	50,929
Interest expense	8,532	9,994	11,204	13,023	14,590	15,231

Net interest income	38,356	37,795	36,020	36,056	36,060	35,697
Provision for loan losses	3,632	6,587	6,139	5,172	4,789	30,509

Net interest income after provision for loan losses	34,724	31,208	29,881	30,884	31,271	5,189
Noninterest income	10,080	9,809	8,324	8,666	8,594	10,569
Noninterest expense	35,676	34,357	34,701	36,452	37,774	36,491

Income (loss) before taxes	9,128	6,660	3,504	3,098	2,091	(20,734)
Income tax expense (benefit)	(16,973)	288	—	(697)	—	5,630
Preferred dividends and accretion	1,564	1,529	1,492	1,547	1,542	1,507

Net income (loss) available to common stockholders	$24,537	4,843	2,011	2,248	549	(27,871)

Profitability and other ratios:
Return on avg. assets (1)	2.06%	0.40%	0.17%	0.18%	0.04%	(2.24%)
Return on avg. equity (1)	13.88%	2.81%	1.19%	1.29%	0.32%	(15.88%)
Net interest margin (1) (2)	3.60%	3.55%	3.40%	3.29%	3.23%	3.23%
Noninterest income to total revenue (3)	20.81%	20.61%	18.77%	19.38%	19.25%	22.84%
Noninterest income to avg. assets (1)	0.84%	0.82%	0.69%	0.70%	0.68%	0.85%
Noninterest exp. to avg. assets (1)	2.99%	2.86%	2.89%	2.93%	3.00%	2.93%
Efficiency ratio (4)	73.66%	72.17%	78.25%	81.51%	84.59%	78.87%
Avg. loans to average deposits	86.69%	86.27%	84.60%	84.35%	85.40%	89.57%
Securities to total assets	19.36%	19.16%	20.41%	20.75%	19.52%	18.30%
Average interest-earning assets to average interest-bearing liabilities	127.40%	124.90%	122.75%	121.62%	120.26%	120.14%
Brokered time deposits to total deposits (16)	0.00%	0.00%	0.00%	0.03%	1.80%	3.70%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2011	2011	2011	2010	2010	2010
Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$54,640	59,727	76,368	80,863	103,127	118,331
Other real estate (ORE)	45,500	52,395	56,000	59,608	48,710	42,616

Total nonperforming assets	$100,140	112,122	132,368	140,471	151,837	160,947

Past due loans over 90 days and still accruing interest	$1,911	481	1,151	138	3,639	3,116
Restructured accruing loans (5)	18,187	12,990	15,285	20,468	13,468	10,861
Net loan charge-offs	$5,732	8,605	9,726	7,146	7,346	33,463
Allowance for loan losses to nonaccrual loans	137.0%	128.9%	103.4%	102.1%	82.0%	73.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.28%	0.40%	0.36%	0.30%	0.67%	0.66%
Potential problem loans (6)	4.04%	4.62%	5.31%	6.95%	8.23%	9.30%
Allowance for loan losses	2.31%	2.40%	2.46%	2.57%	2.60%	2.61%
Nonperforming assets to total loans and ORE	3.05%	3.44%	4.04%	4.29%	4.60%	4.77%
Nonperforming assets to total assets	2.06%	2.32%	2.75%	2.86%	3.06%	3.25%
Annualized net loan charge-offs year-to-date to avg. loans (7)	1.00%	1.14%	1.22%	1.96%	2.26%	2.84%
Avg. commercial loan internal risk ratings (6)	4.7	4.8	4.8	4.8	4.9	4.9

Interest rates and yields:
Loans	4.78%	4.87%	4.88%	4.99%	4.96%	4.74%
Securities	3.54%	3.67%	3.58%	3.48%	3.97%	4.45%
Total earning assets	4.38%	4.47%	4.43%	4.45%	4.51%	4.58%
Total deposits, including non-interest bearing	0.77%	0.90%	1.01%	1.16%	1.27%	1.36%
Securities sold under agreements to repurchase	0.56%	0.79%	0.83%	0.81%	0.82%	0.69%
FHLB advances and other borrowings	1.89%	2.42%	2.65%	2.60%	2.90%	2.88%
Subordinated debt	2.68%	2.73%	2.73%	2.72%	3.78%	3.63%
Total deposits and interest-bearing liabilities	0.84%	0.98%	1.09%	1.22%	1.35%	1.43%

Capital ratios (8):
Stockholders’ equity to total assets	14.9%	14.5%	14.1%	13.8%	13.8%	13.8%
Leverage	11.9%	11.2%	11.0%	10.7%	10.5%	10.4%
Tier one risk-based	14.4%	13.9%	13.6%	13.8%	13.5%	13.1%
Total risk-based	15.9%	15.5%	15.2%	15.4%	15.1%	14.8%
Tangible common equity to tangible assets	8.2%	7.7%	7.4%	7.1%	7.2%	7.1%
Tangible common equity to risk weighted assets	10.3%	9.6%	9.1%	9.1%	9.3%	9.0%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2011	2011	2011	2010	2010	2010
Per share data:
Earnings (loss) – basic	$0.74	0.14	0.06	0.07	0.02	(0.85)
Earnings (loss) – diluted	$0.72	0.14	0.06	0.07	0.02	(0.85)
Book value per common share at quarter end (9)	$18.34	17.71	17.19	17.22	17.61	17.61
Tangible common equity per common share	$11.08	10.38	9.85	9.80	10.12	10.04
Weighted avg. common shares – basic	33,372,980	33,454,229	33,366,053	33,062,533	32,857,428	32,675,221
Weighted avg. common shares – diluted	33,993,914	34,095,636	34,013,810	33,670,890	33,576,963	32,675,221
Common shares outstanding	34,306,927	34,136,163	34,132,256	33,870,380	33,660,462	33,421,741

Investor information:
Closing sales price	$10.94	15.56	16.54	13.58	9.19	12.85
High closing sales price during quarter	$16.21	16.82	16.60	13.74	14.33	18.93
Low closing sales price during quarter	$10.52	14.15	13.55	9.27	8.51	11.81

Other information:
Gains on sale of loans and loan participations sold:
Mortgage loan sales:
Gross loans sold	$104,716	68,506	70,981	143,793	137,094	92,144
Gross fees (10)	$2,166	1,380	1,129	2,610	2,503	1,669
Gross fees as a percentage of mortgage loans originated	2.07%	2.01%	1.59%	1.81%	1.83%	1.81%
Gains (losses) on sales of investment securities, net	$377	610	(159)	—	—	2,259
Brokerage account assets, at quarter-end (11)	$987,908	1,101,000	1,110,000	1,038,000	966,000	921,000
Trust account assets, at quarter-end	$607,668	663,304	730,000	693,000	647,000	627,000
Floating rate loans as a percentage of total loans (12)	33.3%	34.7%	35.4%	36.9%	37.9%	37.8%
Balance of commercial loan participations sold to other banks and serviced by Pinnacle, at quarter end	$57,045	50,797	60,784	55,632	57,964	66,503
Core deposits (13)	$3,388,692	3,437,595	3,382,230	3,425,571	3,224,424	3,136,367
Core deposits to total funding (13)	82.6%	84.0%	82.4%	81.6%	76.1%	73.9%
Risk-weighted assets	$3,751,479	3,693,390	3,711,179	3,639,095	3,679,436	3,748,498
Total assets per full-time equivalent employee	$6,580	6,538	6,373	6,384	6,349	6,229
Annualized revenues per full-time equivalent employee	$262.5	261.3	237.7	230.4	235.0	233.1
Number of employees (full-time equivalent)	740.0	739.0	756.5	769.0	781.0	796.0
Associate retention rate (14)	92.6%	89.6%	92.4%	93.5%	95.2%	97.3%

Selected economic information (in thousands) (15):
Nashville MSA nonfarm employment	735.5	738.3	735.5	748.1	741.3	728.8
Knoxville MSA nonfarm employment	327.7	325.1	325.2	326.6	326.7	321.7
Nashville MSA unemployment	8.5%	8.9%	8.3%	8.1%	8.4%	9.0%
Knoxville MSA unemployment	7.9%	8.3%	7.5%	7.3%	7.8%	8.1%
Nashville residential median home price	$171.6	167.1	166.8	171.0	178.0	171.3
Nashville inventory of residential homes for sale	13.4	14.0	13.0	13.3	14.9	14.9

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2011	2011	2011	2010	2010	2010
Reconciliation of certain financial measures:
Tangible assets:
Total assets	$4,868,905	$4,831,333	$4,820,991	$4,909,004	$4,961,603	$4,958,478
Less: Goodwill	(244,082)	(244,083)	(244,083)	(244,090)	(244,097)	(244,097)
Core deposit and other intangibles	(8,558)	(9,273)	(9,989)	(10,705)	(11,450)	(12,194)

Net tangible assets	$4,616,266	$4,577,976	$4,566,919	$4,654,208	$4,706,056	$4,702,187

Tangible equity:
Total stockholders’ equity	$724,374	$699,228	$681,226	$677,457	$686,529	$681,915
Less: Goodwill	(244,082)	(244,083)	(244,083)	(244,090)	(244,097)	(244,097)
Core deposit and other intangibles	(8,558)	(9,273)	(9,989)	(10,705)	(11,450)	(12,194)

Net tangible equity	471,735	445,872	427,154	422,662	430,982	425,624
Less: Preferred stock	(91,772)	(91,422)	(91,094)	(90,789)	(90,455)	(90,127)

Net tangible common equity	$379,962	$354,449	$336,060	$331,873	$340,527	$335,497

Ratio of tangible common equity to tangible assets	8.23%	7.74%	7.36%	7.13%	7.24%	7.13%

	For the three months ended
	September	June	March	December	September	June
	2011	2011	2011	2010	2010	2010
Net interest income	$38,356	$37,795	$36,020	$36,056	$36,060	$35,697

Noninterest income	10,080	9,809	8,324	8,666	8,594	10,569
Net gains (losses) on sale of investment securities	377	610	(159)	—	—	2,259

Noninterest income excluding the impact of other net gains (losses) on sale of investment securities	$9,703	$9,199	$8,483	$8,666	$8,594	$8,310

Noninterest expense	35,676	34,357	34,701	36,452	37,774	36,491
Other real estate owned expense	5,079	3,826	4,334	7,874	8,522	7,411

Noninterest expense excluding the impact of other real estate owned expense	$30,597	$30,532	$30,367	$28,578	$29,252	$29,080

Pre-tax pre-provision income (17)	$17,462	$16,463	$14,136	$16,145	$15,402	$14,927

Efficiency Ratio (4)	73.7%	72.2%	78.3%	81.5%	84.6%	78.9%

Efficiency Ratio excluding the impact of other real estate owned expense (4)	63.2%	64.1%	68.5%	63.9%	65.5%	62.9%

	For the three months ended, September 30,	For the year ended, September 30,
(dollars in thousands)	2011	2011
Net income available to common stockholders	$24,537	$31,392
Reversal of valuation allowance based on net deferred tax assets and liabilities	(22,480)	(22,480)
Anticipated 2011 current tax expense	5,211	5,211

	$7,268	$14,123

Diluted net income per common share available to common stockholders before impact of reversal of valuation reserve	$0.21	$0.41

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES

SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1.	Ratios are presented on an annualized basis.
2.	Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3.	Total revenue is equal to the sum of net interest income and noninterest income.
4.	Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5.	Restructured Accruing Loans include loans where the company, as a result of the borrower’s financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a period of time, extending the maturity of the loan, etc.). These loans continue to accrue interest at the contractual rate and are considered to be troubled debt restructurings.
6.	Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A “1” risk rating is assigned to credits that exhibit Excellent risk characteristics, “2” exhibit Very Good risk characteristics, “3” Good, “4” Satisfactory, “5” Acceptable or Average, “6” Watch List, “7” Criticized, “8” Classified or Substandard, “9” Doubtful and “10” Loss (which are charged-off immediately). Additionally, loans rated “8” or worse that are not nonperforming or restructured loans are considered potential problem loans. Generally, consumer loans are not subjected to internal risk ratings.
7.	Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8.	Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:

Equity to total assets – End of period total stockholders’ equity as a percentage of end of period assets.

Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.

Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

9.	Book value per share computed by dividing total stockholders’ equity less preferred stock and common stock warrants by common shares outstanding.
10.	Amounts are included in the statement of operations in “Gains on the sale of loans and loan participations sold”, net of commissions paid on such amounts.
11.	At fair value, based on information obtained from Pinnacle’s third party broker/dealer for non-FDIC insured financial products and services.
12.	Floating rate loans are those loans that are eligible for repricing on a daily basis subject to changes in Pinnacle’s prime lending rate or other factors.
13.	Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.
14.	Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.
15.	Employment and unemployment data is from the US Dept. of Labor Bureau of Labor Statistics. Labor force data is not seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. The Nashville home data is from the Greater Nashville Association of Realtors.
16.	Brokered deposits do not include reciprocal balances under the Certificate of Deposit Account Registry Service (CDARS).
17.	Pre-tax, pre-provision income excludes the impact of net gains (losses) on investment security sales as well as other real estate owned expenses.